UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2018

Cardinal Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11373	31-0958666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)
(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 24, 2018, the Board of Directors (the "Board") of Cardinal Health, Inc. (the "Company") adopted the Cardinal Health, Inc. Senior Executive Severance Plan (the “Severance Plan”) to provide severance benefits to certain eligible employees of the Company and its affiliates who experience a qualifying termination of employment under the conditions described in the Severance Plan. Eligible employees under the Severance Plan include each of Chief Executive Officer Michael C. Kaufmann, Chief Financial Officer Jorge M. Gomez, Chief Executive Officer — Medical Segment Jon L. Giacomin and Chief Legal and Compliance Officer Craig S. Morford (collectively, the "Named Executive Officers"). The Severance Plan will become effective as of October 1, 2018.

Under the Severance Plan, if (a) prior to a change of control or following the second anniversary of a change of control, an eligible employee is terminated by the Company without “cause” (as defined in the Severance Plan) or (b) during the two-year period commencing upon a change of control (the “change of control period”), an eligible employee is terminated by the Company without “cause” or resigns for “good reason” (as defined in the Severance Plan), then, subject to the employee’s execution and non-revocation of a general release of claims, the employee will be entitled to the following severance benefits:

•
an amount in cash equal to: (a) in the case of the Chief Executive Officer, the product of (i) 2.0 (2.5, if such termination of employment occurs during the change of control period) and (ii) the sum of the employee’s annual base salary and target annual bonus; and (b) in the case of other eligible employees, including the other Named Executive Officers, the product of (i) 1.5 (2.0, if such termination of employment occurs during the change of control period) and (ii) the sum of the employee’s annual base salary and target annual bonus;

•
a prorated annual bonus for the year of termination of employment based on actual performance (or the greater of target performance and actual performance if such termination of employment occurs during the change of control period);

•	any annual bonus for the year preceding the year of termination of employment, to the extent earned but unpaid as of the date of termination of employment; and

•	payment of health insurance premiums for up to 18 months following such termination of employment.
Eligible employees who receive severance benefits under the Severance Plan will be bound by certain restrictive covenants in favor of the Company, including confidentiality and non-disparagement covenants and, in the case of the Named Executive Officers, non-competition and non-solicitation covenants that apply for two years following termination of employment.
The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)  Exhibits.

10.1	Cardinal Health, Inc. Senior Executive Severance Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: September 26, 2018	By:	/s/ Jessica L. Mayer
Name: Jessica L. Mayer
Title: Executive Vice President, Deputy General Counsel and Corporate Secretary

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